EXHIBIT 99.1

Premier Exhibitions Reports Fiscal 2012 First Quarter Results

ATLANTA, July 12, 2011 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the first quarter ended May 31, 2011.

Financial highlights of the first fiscal quarter ending May 31, 2011:

  GAAP net income was $1.1 million, or $0.02 per diluted share, compared with a net loss of ($1.5) million, or ($0.03) per diluted share in last year's first fiscal quarter.
  Adjusted EBITDA, a non-GAAP measure (1), increased by $2.4 million to $2.3 million, which compares to ($0.1) million in the prior year's first fiscal quarter.
  Total revenue decreased to $9.7 million, compared to $11.1 million in the first quarter of fiscal 2011, due to the decline in the number of exhibitions, lower attendance and lower average ticket prices.
  Gross profit increased 17% to $5.5 million from $4.7 million in last year's first fiscal quarter, primarily due to the decline in exhibition costs, as the Company had three fewer self-run exhibitions.
  Total exhibition days decreased 7.7% to 1,213.
  Average attendance per exhibition day was 551 compared with average attendance of 574 in last year's first fiscal quarter.
  Average ticket prices decreased 7.5% to $16.29, as compared with an average ticket price of $17.62 in the first quarter of fiscal 2011.
  General and administrative expenses decreased 30.8% to $3.4 million, compared with $4.9 million in last year's first fiscal quarter, as the Company benefitted from its efforts to restructure its business and reduce overhead costs.
  On May 31, 2011, the Company had total cash and marketable securities of $5.5 million.

Chris Davino, Premier Exhibition's Chief Executive Officer, stated, "Our improved results for the quarter highlight the progress we've made rationalizing and repositioning the company to pursue new opportunities to expand our revenue base and improve profitability. We recognize that our quarterly performance will vary with attendance patterns so we remain focused on realizing additional areas of efficiency while looking for new opportunities that meet our risk/reward criteria."

Davino continued, "In fiscal 2012, we have two overriding priorities. First, we're determined to improve profitability at our permanent installations. Second, we're actively pursuing opportunities to solidify Premier's legal position with respect to the Titanic, with an eye toward the ship's 100-year anniversary next year. These are our top priorities, though we also have many other objectives in the coming year, including the launch of Dialog in the Dark in New York City."

Michael Little, Premier Exhibition's Chief Financial Officer, stated, "Premier is a company with strong brands, talented employees and a management team that has made significant progress in positioning itself for the future. I look forward to contributing to this effort and helping Premier become a consistently profitable enterprise; one that can fully take advantage of its numerous market opportunities."

First Quarter 2012 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on July 12, 2011, at 5:30 pm. (EDT). Investors in the U.S. can access the call by dialing 1-888-417-2254 and international callers may dial 719-325-2234. Callers should reference confirmation code 8408714. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	May 31,	February 28,
	2011	2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 4,707	$ 3,764
Certificates of deposit and other investments	804	807
Accounts receivable, net of allowance for doubtful accounts of $1,044	1,493	2,419
Merchandise inventory, net of reserve of $50 and $15, respectively	684	752
Notes receivable, net of allowance for doubtful accounts of $425	--	200
Deferred income taxes	175	175
Income taxes receivable	358	358
Prepaid expenses	880	1,107
Other current assets	60	136
Total current assets	9,161	9,718

Artifacts owned, at cost	3,003	3,011
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $16,323 and $15,376, respectively	12,019	12,620
Exhibition licenses, net of accumulated amortization of $5,969 and $5,861, respectively	2,879	2,987
Film and gaming assets, net of accumulated amortization of $175	2,994	2,994
Subrogation rights	250	250
Total Assets	$ 30,307	$ 31,581

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,529	$ 5,951
Deferred revenue	1,603	2,596
Total current liabilities	6,132	8,547

Long-Term liabilities:
Lease abandonment	2,846	3,014
Deferred income taxes	175	175
Total long-term liabilities	3,021	3,189

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 48,397,222 and 48,205,661 shares, respectively; outstanding 47,395,213 and 47,203,652 shares, respectively	5	5
Additional paid-in capital	58,543	58,356
Accumulated deficit	(29,982)	(31,085)
Accumulated other comprehensive loss	(436)	(455)
Less treasury stock, at cost; 1,002,009 shares	(7,190)	(7,190)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	20,940	19,631
Equity Attributable to Non-controlling interest	214	214
Total liabilities and shareholders' equity	$ 30,307	$ 31,581

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended May 31,
	2011	2010
Revenue:
Exhibition revenue	$ 8,671	$ 10,233
Merchandise and other	1,053	828
Total revenue	9,724	11,061

Cost of revenue:
Exhibition costs	3,848	6,116
Cost of merchandise sold	338	202
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	4,186	6,318

Gross profit	5,538	4,743

Operating expenses:
General and administrative	3,412	4,930
Depreciation and amortization	1,055	1,303
Net loss on disposal of assets	--	29
Total operating expenses	4,467	6,262

Income (loss) from operations	1,071	(1,519)

Other income	7	11

Income (loss) before income taxes	1,078	(1,508)

Provision for income taxes	--	(12)

Net income (loss)	1,078	(1,520)
Less: Net loss attributable to non-controlling interest	25	33
Net income (loss) attributable to the shareholders of Premier	$ 1,103	$ (1,487)

Net income (loss) per share:
Basic income (loss) per common share	$ 0.02	$ (0.03)
Diluted income (loss) per common share	$ 0.02	$ (0.03)

Shares used in basic per share calculations	47,240,449	46,749,831
Shares used in diluted per share calculations	47,962,112	46,749,831

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended May 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$ 1,078	$ (1,520)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,055	1,303
Lease abandonment	(168)	(188)
Stock-based compensation	182	126
Allowance for doubtful accounts	--	58
Net loss on disposal of assets	--	(29)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	926	(305)
Decrease in merchandise inventory, net of reserve	68	79
Decrease in notes receivable	200	--
Decrease (increase) in prepaid expenses	227	(745)
Decrease in artifacts owned	--	7
Increase in other assets	76	171
Decrease in income taxes receivable	--	54
Decrease in deferred revenue	(993)	(203)
(Decrease) increase in accounts payable and accrued liabilities	(1,422)	593
Total adjustments	151	921
Net cash provided by (used in) operating activities	1,229	(599)

Cash flows from investing activities:
Purchases of property and equipment	(346)	(321)
Purchase of exhibition licenses	--	(300)
Marketable securities	--	4
Decrease in artifacts	8	--
Non-controlling investment in consolidated joint venture	25	--
Net cash used in investing activities	(313)	(617)

Cash flows from financing activities:
Proceeds from option and warrant exercises	5	30
Net cash provided by financing activities	5	30

Effects of exchange rate changes on cash and cash equivalents	22	(19)

Net increase (decrease) in cash and cash equivalents	943	(1,205)
Cash and cash equivalents at beginning of period	3,764	10,339
Cash and cash equivalents at end of period	$ 4,707	$ 9,134

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ --	$ 3
Cash paid during the period for taxes	$ 28	$ 68

Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ 3	$ 11
Receivable from non-controlling interest	$ --	$ 324

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	May 31, 2011	May 31, 2010
	1Q12	1Q11

Net income (loss)	$ 1,078	$ (1,520)
Provision for income taxes	--	12
Other income	(7)	(11)
Loss on disposal	--	29
Depreciation and amortization	1,055	1,303
Stock-based compensation	182	126
Adjusted EBITDA(1)	$ 2,308	$ (61)

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	May 31, 2011	May 31, 2010
	1Q12	1Q11

Compensation, excluding stock-based compensation	$ 1,466	$ 1,956
Stock-based compensation	182	126
Bad debt expense	--	58
Legal and other professional fees	429	1,165
Rent and other office expenses	336	442
Other	999	1,183
General & Administrative expense	$ 3,412	$ 4,930

Table 6
Exhibition Revenues & Operating Statistics
(In thousands)
	Three Months Ended
	May 31, 2011	May 31, 2010
	1Q12	1Q11

Admissions revenue	$ 7,613	$ 9,096
Non-refundable license fees for current exhibitions	1,058	1,137
Total exhibition revenues	$ 8,671	$ 10,233

Number of venues presented	17	24
Total operating days	1,213	1,314
Total attendance (in 000's)	669	754
Average attendance per day	551	574
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer
         (404) 842-2600
         michael.little@prxi.com